UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01    Completion of Acquisition or Disposition of Assets.

On Thursday, March 31, 2011, GTY MA/NH Leasing, Inc. (“GTY MA/NH”), a wholly-owned subsidiary of Getty Realty Corp. (the “Company”), acquired fee or leasehold title to 66 Shell-branded gasoline station and convenience store properties for approximately $86.1 million in a sale/leaseback transaction with Nouria Energy Ventures I, LLC (“Nouria”), a subsidiary of Nouria Energy Group. The transaction was financed entirely with borrowings under the Company’s existing $175.0 million credit facility.

The properties were acquired in a simultaneous transaction among Motiva Enterprises LLC (“Shell”), Nouria and the Company whereby Nouria acquired 66 gasoline station and convenience stores from Shell and simultaneously completed a sale/leaseback of the real property interests pertaining to the properties, and certain personal property related thereto, with the Company. The lease between GTY MA/NH, as lessor, and Nouria, as lessee, governing the properties is a unitary triple net lease agreement (the “Unitary Lease”), with an initial term of 20 years, and options for two successive renewal terms of 10 years each followed by an option for one renewal term of five years. The Unitary Lease requires Nouria to pay a fixed annual rent for the properties (the “Rent”), plus an amount equal to all rent due to third party landlords pursuant to the terms of third party leases.  The Unitary Lease also provides for annual Rent escalations.  As a triple-net lessee, Nouria is required to pay all amounts pertaining to the properties subject to the Unitary Lease, including environmental expenses, taxes, assessments, licenses and permit fees, charges for public utilities and all governmental charges.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

It is impracticable to provide pro forma financial information showing the impact on the Company’s historical financial statements of the acquired properties described in Item 2.01 above at the time of this filing and no such financial information is available at this time. The Company hereby confirms that it intends to file such financial information on or before 71 days after the date this Current Report on Form 8-K (the “Form 8-K”) must be filed.

Forward-Looking Statements

The Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getty Realty Corp.

Date: April 6, 2011	By:	/s/ Thomas J. Stirnweis
Vice President, Treasurer and Chief
Financial Officer